QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.6

STAKEHOLDERS' AGREEMENT

        This STAKEHOLDERS' AGREEMENT (this "Agreement") is dated as of July 30, 2004, and is made by and among Copano Energy, L.L.C., a Delaware limited liability company (formerly Copano Energy Holdings, L.L.C.) ("Copano Energy"), Copano Partners, L.P., a Delaware limited partnership ("Copano Partners"), R. Bruce Northcutt, an individual residing in Spring, Texas ("Mr. Northcutt"), Matthew J. Assiff, an individual residing in Houston, Texas ("Mr. Assiff"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), EnCap Energy Acquisition III-B, Inc., a Texas corporation ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("EnCap BOCP") (EnCap III, EnCap III-B and EnCap BOCP shall be referred to collectively as the "EnCap Entities"), CEH Holdco, Inc., a Delaware corporation ("CSFB-Holdco"), CEH Holdco II, Inc., a Delaware corporation ("CSFB-Holdco II"), DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("DLJMB"), DLJ Offshore Partners III, C.V., a Netherland Antilles limited company ("DLJOP"), DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V. ("DLJMB III-A"), DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V., and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V. ("DLJMB III-B"), DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V., and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V. ("DLJMB III-C"), DLJ MB Partners III GmbH & Co. KG, a German limited partnership ("DLJMB/GMBH"), Millennium Partners II, L.P., a Delaware limited partnership ("Millennium"), and MBP III Plan Investors, L.P., a Delaware limited partnership ("MBP III") (CSFB-Holdco, CSFB-Holdco II, DLJMB, DLJOP, DLJMB III-A, DLJMB III-B, DLJMB III-C, DLJMB/GMBH, Millennium and MBP III shall be referred to collectively as the "CSFB Entities"). Copano Partners, the EnCap Entities, the CSFB Entities, Mr. Northcutt and Mr. Assiff are sometimes referred to herein collectively as the "Existing Investors." Terms that are capitalized but not defined shall have the meanings assigned to such terms in Article VIII hereof.

R E C I T A L S:

        WHEREAS, the Existing Investors include (1) all of the holders of membership interests of Copano Energy governed by the terms of the Amended and Restated Limited Liability Company Agreement of Copano Energy Holdings, L.L.C. (now "Copano Energy"), dated August 14, 2001, as amended (the "CEH LLC Agreement"), and (2) all of the holders of warrants to acquire membership interests in Copano Energy;

        WHEREAS, Copano Energy proposes to file a registration statement on Form S-1 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") to effect an initial public offering of Copano Energy's common units (the "Offering");

        WHEREAS, in connection with the Offering, the parties to this Agreement wish to set forth the following agreements among themselves relating to: (1) the redemption or exchange, as applicable, of their respective membership interests in or warrants to acquire membership interests in Copano Energy concurrent with the closing of the Offering (the "Closing"); (2) reimbursement by the Existing Investors of certain general and administrative services expenses of Copano Energy for three years following the Offering; (3) the corporate governance of Copano Energy, the acquisition of a directors and officers liability insurance policy and the indemnification of employees against certain liabilities; and (4) registration rights for the benefit of the Existing Investors; and

        WHEREAS, the exchange of outstanding equity interests (including the Warrants) in Copano Energy for Common Units and Subordinated Units pursuant to this Agreement is intended to constitute a tax-free contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes.

A G R E E M E N T:

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I.
CONDITIONS TO EFFECTIVENESS

        The effectiveness of the provisions of this Agreement is subject to (1) the consummation by Copano Energy of the Offering with no material changes to those Offering terms reflected in the prospectus included in the Registration Statement initially filed with the Commission and (2) the redemption at Closing by Copano Energy of all outstanding Preferred Units in exchange for a cash payment as set forth in this Agreement. The Existing Investors acknowledge that Section 6.6(d) of the CEH LLC Agreement will remain in full force and effect until the conditions set forth in clauses (1) and (2) of the preceding sentence are satisfied, at which time this Agreement will control and Section 6.6(d) of the CEH LLC Agreement will be of no further force or effect.

ARTICLE II.
REDEMPTION OF PREFERRED UNITS

        Section 2.01. Redemption of Preferred Units. At Closing, all outstanding Preferred Units shall be redeemed for a Redemption Payment by Copano Energy to the holders of the Preferred Units as set forth in Annex A (the "Preferred Unitholders") equal to the Face Value of the Preferred Units plus any accrued but unpaid distributions on such units (the "Redemption Payment").

        Section 2.02. Waiver of Rights in Preferred Units. Upon payment of the Redemption Payment to the Preferred Unitholders in accordance with Section 2.01, the Preferred Unitholders shall forfeit and relinquish any and all claims or entitlements to the Preferred Units. The Preferred Unitholders agree that upon receipt of the Redemption Payment, (a) they will not be entitled to any further payments or distributions relating to the Preferred Units; and (b) the Preferred Units will be cancelled, null and void.

ARTICLE III.
RESIDUAL EQUITY

        Section 3.01. Interests of Existing Investors.    The Existing Investors currently own all of the outstanding equity interests of Copano Energy. The number and class of equity interest held by each of the Existing Investors prior to consummation of the Offering is reflected on Annex A hereto (the "Current Interests").

        Section 3.02. Residual Equity of Existing Investors. The Common Units and Subordinated Units of Copano Energy not sold to the public in connection with the Offering (the "Residual Equity") will be allocated among the current holders of Existing Common Units, Common Special Units, Junior Units, Junior Special Units and Warrants in exchange for their respective Current Interests in accordance with the allocation procedures set forth in Sections 3.03 and 3.04.

        Section 3.03. Allocation of Residual Equity Value. At the Closing, the Residual Equity Value will be allocated among the holders of the Existing Common Units, Junior Units, Common Special Units,

Junior Special Units and Warrants as follows, with the resulting allocations referred to herein as the "Residual Value Allocations":

          (a)   first, each holder of the outstanding Special Units shall be allocated a portion of the Grossed-Up Residual Equity Value equal to its Special Capital Account balance, not to exceed $183,000 in the aggregate for all holders of Special Units (representing the amount to be received by the holders of the Special Units pursuant to Section 10.2(c)(iii)(w) of the CEH LLC Agreement) (the "First Allocation") (See Annex B, "First Allocation");

          (b)   second, the holders of all of the outstanding Existing Common Units, Common Special Units and Warrants (with respect to the underlying Warrant Shares) shall be allocated pro rata a portion of the Grossed-Up Residual Equity Value equal to the product of $20 (representing the amount to be received by each holder of Common Units prior to making distributions to holders of Junior Units pursuant to Section 10.2(c)(iii)(y) and Section 5.6(b)(i) of the CEH LLC Agreement) multiplied by the number of outstanding Existing Common Units, outstanding Common Special Units and the number of Warrant Shares (the "Second Allocation"), with the amount remaining of the Grossed-Up Residual Equity Value after subtracting the total value of the Second Allocation to be referred to as the "Remaining Grossed-Up Residual Equity Value" (See Annex B, "Second Allocation");

          (c)   third, in accordance with Section 10.2(c)(iii)(z) of the CEH LLC Agreement, the holders of all of the outstanding Existing Common Units, Common Special Units, Warrants, Junior Units and Junior Special Units shall be allocated a portion of the Remaining Grossed-Up Residual Equity Value, if any, equal to the product of the Remaining Grossed-Up Residual Equity Value multiplied by such holder's percentage interest in Copano Energy prior to the Offering assuming the exercise of all outstanding Warrants (as reflected on Annex A hereto), (the "Third Allocation"), with the Remaining Grossed-Up Residual Equity Value being reduced to zero (See Annex B, "Third Allocation");

          (d)   fourth, the holders of Common Special Units shall have the distributions allocated to them in the Second Allocation and Third Allocation reduced pro rata by an amount equal to the product of 154,000 units multiplied by $16, or $2,464,000 in accordance with Section 10.2(c)(iv) of the CEH LLC Agreement (the "Special Unitholder Reduction Amount") (See Annex B, "Special Unitholder Reduction and Reallocation—Special Unitholder Reduction");

          (e)   fifth, in accordance with Section 10.2(c)(iv) of the CEH LLC Agreement, the holders of all of the outstanding Existing Common Units, Common Special Units, Warrants, Junior Units and Junior Special Units shall be allocated a portion of the Special Unitholder Reduction Amount equal to the product of the Special Unitholder Reduction Amount multiplied by such holder's percentage interest in Copano Energy prior to the Offering assuming the exercise of all outstanding Warrants (as reflected on Annex A hereto) (See Annex B, "Special Unitholder Reduction and Reallocation-Reallocation"); provided, however, that in the event that the holders of the outstanding Existing Common Units, Common Special Units and Warrants (with respect to the underlying Warrant Shares) received less than $20 per unit as a result of the Second Allocation and prior to any allocation under this Section 3.03(e), such holders shall be allocated that portion of the Special Unitholder Reduction Amount to cause each such holder to receive on a per unit basis the difference between the amount received as a result of the Second Allocation and $20; and

          (f)    sixth, the distributions allocated to the holders of Warrants as a result of the Second Allocation, the Third Allocation and the reallocation of the Special Unitholder Reduction Amount shall be reduced by $60 million, representing the product of the Exercise Price multiplied by the Warrant Shares and reflecting the consideration the Warrant holders would otherwise be required to pay to receive the Warrant Shares, allowing such holders to receive the "in-the-money" value attributable to the Warrants (See Annex B, "Preliminary Allocation of Units—Residual Value Allocations").

        Section 3.04. Determination of Common Units and Subordinated Units to be Issued to Existing Investors. Following the allocation of the Residual Equity Value in accordance with Section 3.03 above, and immediately prior to the Offering, each of the Existing Investors shall receive newly-issued Common Units and Subordinated Units in Copano Energy to be issued to each of the Existing Investors as follows:

          (a)   first, in exchange for all of the outstanding equity interest in Copano Energy immediately prior to the Offering, each of the Existing Investors shall receive a number of newly-issued units equal to its Residual Value Allocation divided by the Market Price (See Annex B, "Preliminary Allocation of Units—Units");

          (b)   second, the total number of units to be issued to each of the Existing Investors pursuant to Section 3.04(a) above shall consist of Common Units and Subordinated Units in the same ratio of Common Units to Subordinated Units for each Existing Investor such that the ratio of total outstanding Common Units to Subordinated Units after consummation of the Offering is two Common Units for every one Subordinated Unit. (See Annex B, "Preliminary Allocation of Units—Common Units, Subordinated Units"); and

          (c)   third, Copano Partners shall allocate a number of its Common Units and Subordinated Units, having an aggregate value of $1 million based on the Market Price, to the holders of the Warrants on a pro rata basis or, at any holder's election, to an assignee pursuant to the provisions of the final paragraph of this Section 3.04 (the "Liquidating Event Payment"). Such unit allocation will consist of Common Units and Subordinated Units in the same ratio as those units are allocated to Copano Partners pursuant to Section 3.04(b) above (See Annex B, "Liquidating Event Payment").

        Upon written notice to Copano Energy at least three Business Days prior to the issuance of Common Units and Subordinated Units in accordance with this Section 3.04, including as a result of the Liquidating Event Payment, any CSFB Entity or EnCap Entity may assign its right to receive Common Units or Subordinated Units hereunder (i) with respect to a CSFB Entity, to any DLJMB Permitted Transferee, including another CSFB Entity and (ii) with respect to an EnCap Entity, to any EnCap Permitted Transferee, including another EnCap Entity.

        Section 3.05. Example of Residual Equity Value Allocation and Equity Exchange. Annex B is provided solely for purposes of illustrating the method of calculation and allocation of the Residual Equity Value and the exchange of the Residual Equity Value for Common Units and Subordinated Units described in Section 3.04. To the extent the ultimate terms of the Offering vary from those assumed in Annex B, the actual number of units held by the Existing Investors following completion of the Offering will vary accordingly, but shall be calculated in accordance with the terms of this Article III.

        Section 3.06. Waiver of Rights of Equity Holders. Upon receipt of the Common Units and the Subordinated Units by any of the Existing Investors pursuant to the provisions of Section 3.04, (i) none of the Existing Investors shall be entitled to any further distributions or payments from Copano Energy nor any further exercise of rights as unitholders or warrant holders in Copano Energy with respect to the Existing Common Units, Common Special Units, Warrants, Junior Units or Junior Special Units and (ii) each Existing Investor shall forfeit, cancel and relinquish any and all claims and entitlements to the Existing Common Units, Common Special Units, Warrants, Junior Units or Junior Special Units. Nothing set forth in this Section 3.06 shall preclude the Existing Investors from any rights to any distributions declared by the Board of Directors of Copano Energy with respect to Common Units and

Subordinated Units or other rights as a holder of Common Units and Subordinated Units received as a result of the application of the provisions of this Article III.

        Section 3.07.    Tax Treatment.    The parties hereto agree to (i) report the exchange of outstanding equity interests (including the Warrants) in Copano Energy for Common Units and Subordinated Units pursuant to this Agreement as a tax-free contribution pursuant to Section 721 of the Code for federal income tax purposes and (ii) take no action to cause such exchange to fail to so qualify.

ARTICLE IV.
GENERAL AND ADMINISTRATIVE SERVICES

        Section 4.01. Amendment of CEH LLC Agreement. The Existing Investors agree to amend and restate the CEH LLC Agreement simultaneous with the Closing to effect the intent of the provisions set forth in this Article IV. Upon execution of the Restated LLC Agreement, the provisions of this Article IV shall no longer have effect.

        Section 4.02. G&A Cap.

          (a)   Subject to the limitations set forth in section 4.04, for a period of three years following the Closing (the "Cap Period"), if Copano Energy's general and administrative expenses (as accrued in accordance with United States Generally Accepted Accounting Principles) ("G&A") for a calendar quarter exceed the applicable quarterly cap for general and administrative expenses (the "G&A Cap"), the Existing Investors shall reimburse Copano Energy for amounts in excess of the Total G&A Cap (the "Excess G&A Obligation"). The quarterly G&A Cap for the first, second and third years following the Closing shall be $1.5 million, $1.65 million and $1.8 million, respectively. For purposes of application of the G&A Cap, all general and administrative expenses of Copano Energy shall be considered, whether incurred directly or by Copano/Operations, Inc., except for expenses incurred in connection with potential acquisitions and capital improvements. The Cap Period may be extended beyond its initial three-year term at the same or a higher level by the affirmative vote of at least 95% of the Common Units and Subordinated Units held by the Existing Investors or their permitted transferees, voting together as a single class. In no event may the Cap Period be extended with respect to the Excess G&A Obligation of an Existing Investor that holds no Common Units or Subordinated Units immediately prior to any such extension.

          (b)   If during the Cap Period, Copano Energy's EBITDA for any quarter exceeds $5.2 million, then the G&A Cap shall be increased for such quarter by 10% of the amount in excess of $5.2 million (the "Additional G&A Cap"). The G&A Cap, as increased for any Additional G&A Cap, shall be referred to herein as the "Total G&A Cap".

        Section 4.03. Allocation of Excess G&A Obligation. The Excess G&A Obligation shall be allocated among the Existing Investors holding Common and Subordinated Units in proportion to the fully diluted equity interest of each in Copano Energy immediately prior to the Closing as reflected on Annex A (the "Allocated Percentage").

        Section 4.04. Mechanics and Limitations on G&A Obligations. Except as provided in Section 4.06 of this Agreement, reimbursement for the Excess G&A Obligation shall be made on a quarterly basis. An Existing Investor shall only be obligated to pay its Allocated Percentage of the Excess G&A Obligation for any quarter to the extent of distributions paid to such Existing Investor for that quarter with respect to the Common Units and Subordinated Units held by such Existing Investor following the Offering. On each date provided for reimbursement of the Excess G&A Obligation, subject to the limitations set forth in this Section 4.04, each Existing Investor shall contribute an amount to Copano Energy, as a capital contribution, equal to its Allocated Percentage of the Excess G&A Obligation. Any deduction or loss attributable to the Existing Investors' obligation to reimburse Copano Energy for, or incurred by

Copano Energy and constituting, the Excess G&A Obligation, which the Existing Investors have funded or agreed to fund pursuant to Section 4.02(a) shall be allocated to each of the Existing Investors in proportion to each of their respective Excess G&A Obligations.

        Section 4.05. G&A Budget Approval. During the Cap Period, Copano Energy's annual general and administrative budget (the "G&A Budget") will require approval of a majority of the members of the Board of Directors, which approval shall not be unreasonably withheld. If the G&A Budget is not approved by the Board of Directors, then the prior year's G&A Budget will apply. Any change to the G&A Budget which exceeds 10% of the budget for the prior year or any adjustments to an approved G&A Budget exceeding 5% of the approved amount for such item, or 10% in the aggregate, during the applicable year, will require the unanimous approval of the members of the Board of Directors affiliated with Copano Partners, the EnCap Entities, and the CSFB Entities, which approval shall not be unreasonably withheld.

        Section 4.06. Limitation on Transfer. Neither Copano Partners, the CSFB Entities nor the EnCap Entities shall transfer any portion of its Common Units or Subordinated Units during the period when the G&A Cap is in effect, unless prior to such Transfer: (i) such transferor deposits an amount into an escrow account for the benefit of Copano Energy equal to 200% of such transferor's estimated remaining Excess G&A Obligation (based upon the highest G&A subject to the G&A Cap incurred during the previous four quarters and the applicable quarterly G&A Cap for the quarter in which such units are transferred and for each subsequent quarter prior to expiration of the G&A Cap) multiplied by the percentage of such transferor's Common Units and Subordinated Units transferred; provided that, if at any time funds remaining in such escrow account are insufficient to fund such transferor's Excess G&A Obligation, then such transferor shall remain liable to Copano Energy for its portion of the Excess G&A Obligation; provided further, however, that in no event shall Copano Partners, the CSFB Entities or the EnCap Entities be liable for any Excess G&A Obligation in excess of any distributions that such transferor would have received in respect of its Common Units and Subordinated Units had such transfer not occurred; or (ii) such transferor causes the transferee to assume that portion of the transferor's remaining Excess G&A Obligation pursuant to this Agreement equal to such remaining Excess G&A Obligation multiplied by the percentage of such transferor's Common Units and Subordinated Units transferred. With respect to clause (i) above, such transferor and Copano Energy shall enter into an escrow agreement with a mutually acceptable bank on terms reasonably acceptable to both parties; provided, however, any escrow agreement (i) shall detail, by quarter, the amount of funds escrowed to satisfy the transferor's remaining Excess G&A Obligation for such quarter and shall provide that any funds escrowed for a specific quarter and not required to satisfy the transferor's Excess G&A Obligation for that quarter shall be released from escrow within 60 days following the end of such quarter (assuming for such purpose that the applicable transferor continues to hold all of the Common Units and Subordinated Units that it holds as of the effectiveness of this Agreement) and (ii) shall provide that no funds will otherwise be released from escrow prior to the end of the Cap Period except to satisfy the transferor's Excess G&A Obligation.

        Section 4.07. Transfer of G&A Services. The Existing Investors agree that a significant portion of the general and administrative and operating costs presently incurred by Copano/Operations, Inc. solely on behalf of the Copano Energy's Texas operating subsidiaries will be transferred to a new Texas subsidiary of Copano Energy beginning January 1, 2005.

ARTICLE V.
CORPORATE GOVERNANCE

        Section 5.01. Amendment of CEH LLC Agreement. The Existing Investors agree to amend and restate the CEH LLC Agreement simultaneous with the Closing to effect the intent of the provisions set forth in this Article V and upon such amendment and restatement, to take such actions with respect to the designation of members of the Board of Directors as described herein. Upon execution of the

Restated LLC Agreement and designation of members of the Board of Directors as described herein, the provisions of this Article V shall no longer have effect except for the provisions of Section 5.06 hereof with respect to the D&O Policy.

        Section 5.02. Board of Directors. Upon Closing, the Board of Directors of Copano Energy will consist of not more than seven persons. The Board of Directors will meet the applicable requirements established by the Nasdaq National Market and applicable securities laws and regulations, including the Securities Act and the Exchange Act. Copano Partners, the CSFB Entities and the EnCap Entities shall have the power to each designate one member of the Board of Directors prior to consummation of the Offering (the "Designated Directors").

        Section 5.03. Election of Directors. At Copano Energy's first annual meeting of unitholders following the Offering, members of the Board of Directors will be elected by Copano Energy's unitholders and will be subject to re-election on an annual basis at each annual meeting of Copano Energy's unitholders. Members of the Board of Directors shall be elected through "cumulative voting," which means that: (1) a unitholder will be entitled to a number of votes equal to (i) the number of units that such unitholder is entitled to vote at the annual meeting (ii) multiplied by the number of directors to be elected at the annual meeting; and (2) a unitholder may (i) cast all such votes for a single director, (ii) distribute them evenly among the number of directors to be voted for at the annual meeting or (iii) distribute them among any two or more directors to be voted for at the annual meeting.

        Section 5.04. Independent Directors. The four members of the Board of Directors that are not Designated Directors shall satisfy the independence requirements established by the Nasdaq National Market and applicable securities laws and regulations, including the Securities Act and the Exchange Act, and shall be designated no later than the times required for same (the "Independent Directors"). Each of these designees shall initially be elected to the Board of Directors only with the unanimous approval of each of Copano Partners, the CSFB Entities and the EnCap Entities. Following election in accordance with this Section 5.04, each of the Independent Directors shall thereafter be elected annually in accordance with Section 5.03 of this Agreement.

        Section 5.05. Committees of the Board of Directors. The Board of Directors will appoint four functioning committees: (a) an audit committee, (b) a compensation committee, (c) a conflicts committee and (d) a nominating committee, each of which will have such membership and responsibilities as is necessary to comply with all applicable standards of the Nasdaq National Market as well as of applicable securities laws and regulations, including the Securities Act and the Exchange Act.

        Section 5.06. Insurance; Indemnification. Concurrently with or prior to the Closing, Copano Energy shall purchase insurance on behalf of any person or entity serving as a director or officer of Copano Energy or its subsidiary entities against any liability asserted against or incurred by such person in that capacity, or arising out of his or its status as such, subject to customary policy exceptions and regardless of whether or not Copano Energy would have the power or obligation to provide indemnification against such liability under the provisions of the CEH LLC Agreement, as amended or restated from time to time (the "D&O Policy"). The D&O Policy shall also provide for insurance for any employee of Copano Energy (as the term "employee" is used in the Registration Statement) or its subsidiary entities against any such liabilities to the extent that such liability arises from a violation or alleged violation of any law, regulation or rule regulating securities, whether statutory or common law (a "Securities Claim"). Furthermore, Copano Partners, the EnCap Entities and the CSFB Entities shall cause the Restated LLC Agreement to provide for indemnification of any employee of Copano Energy (as the term "employee" is used in the Registration Statement) or its subsidiary entities against Securities Claims to the same extent it would indemnify directors and officers for such claims.

ARTICLE VI.
REGISTRATION RIGHTS

        Section 6.01. Registration Rights. The original investors consist of Copano Partners, the EnCap Entities and the CSFB Entities, collectively referred to as the "Original Investors" and each individually referred to as a "Registration Rights Group". Following the Offering and subject to the terms and limitations set forth in this Article VI, each Registration Rights Group shall be entitled to one demand registration right; provided, however, that no demand registration request shall be made prior to the expiration of the 180-day "lock-up" period following completion of the Offering. The Existing Investors, and each permitted transferee of registration rights pursuant to Section 6.12, shall have unlimited piggyback registration rights, each as more fully described in this Article VI.

        Section 6.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by Copano Energy or one of its subsidiaries.

        Section 6.03. Shelf Registration.

          (a)   Shelf Registration. Within 60 days following receipt of a written request for the benefit of all the Registrable Securities held by a Registration Rights Group, Copano Energy shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities pursuant to such registration statement, including a registration statement permitting the public resale of the Registrable Securities from time to time pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement"). Such written request shall describe the plan of distribution for such Registrable Securities, which plan may include, without limitation, sales through the facilities of the principal trading market on which securities of the same class as the Registrable Securities are then traded, sales pursuant to an Underwritten Offering, or both. Copano Energy shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 120 days after the date of filing such Shelf Registration Statement (the "Shelf Registration"). A Shelf Registration Statement filed pursuant to this Section 6.03(a) shall be on such appropriate registration form of the Commission as shall be selected by Copano Energy; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time notifies Copano Energy in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Copano Energy shall use its commercially reasonable efforts to include such information in the prospectus. Copano Energy will cause the Shelf Registration Statement filed pursuant to this Section 6.03(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the "Effectiveness Period"). The Shelf Registration Statement when declared effective by the Commission (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b)   Delay Rights. Notwithstanding anything to the contrary contained herein, Copano Energy: (i) may, upon written notice to any Registration Rights Group whose Registrable Securities are to be included in a Shelf Registration Statement, delay its obligation to file any Shelf Registration Statement if (1) Copano Energy intends to effect a public offering within 60 days following the receipt of a written request from any Registration Rights Group, provided, that prior to the receipt of such request, Copano Energy has taken affirmative steps in contemplation of such public offering, (2) Copano Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Copano Energy determines in good faith that Copano Energy's ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, or (3) Copano Energy has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Copano Energy, would materially adversely affect Copano Energy, then, in each case, Copano Energy may defer filing the Shelf Registration Statement for up to 60 days; provided, however, that Copano Energy shall not exercise its right to delay filing the Shelf Registration Statement more than once in any 12 month period (excluding any delays in filing a registration statement or post-effective amendment pursuant to Section 6.12 hereof); (ii) may, upon written notice to any Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, suspend such Registration Rights Group's use of any prospectus which is a part of the Shelf Registration Statement (in which event the Registration Rights Group shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) for up to 60 days if (1) Copano Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Copano Energy determines in good faith that Copano Energy's ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (2) Copano Energy has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Copano Energy, would materially adversely affect Copano Energy; provided, however, that Copano Energy shall not exercise its right to suspend any Registration Rights Group's use of any prospectus more than twice in any 12-month period. Upon disclosure of such information or the termination of the condition described in this Section 6.03(b), Copano Energy shall provide prompt notice to the Registration Rights Group whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

        Section 6.04. Piggyback Registration.

          (a)   Participation. If Copano Energy at any time proposes to file a registration statement (including a Shelf Registration Statement and including any registration statement intended to satisfy the requirements of Section 6.03(a) of this Agreement) for the sale of Common Units to the public for its own account or the account of any Unitholder other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales, then, as soon as practicable following the engagement of counsel to Copano Energy to prepare the registration statement, Copano Energy shall give notice of such proposed filing for the registration to the Existing Investors and such notice shall offer the Existing Investors the opportunity to include in such registration such number of Registrable Securities as each such Existing Investor may request in writing (a "Piggyback Registration"). Each Existing Investor shall have 15 days after receipt of such notice to elect to have all (or such portion as the Existing Investor shall specify) of its Registrable Securities included in such registration. In addition, if Copano Energy at any time proposes to file a prospectus supplement with respect to an Underwritten Offering to a Shelf Registration Statement under which the Existing Investors have registered the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel to Copano Energy to prepare the documents to be used in connection with an Underwritten Offering, Copano Energy shall give notice of such proposed Underwritten Offering to each Existing Investor and such notice shall offer each Existing Investor the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Existing Investor may request in writing; provided, however, that Copano Energy shall not be required to offer such opportunity to Existing Investors if Copano Energy has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Existing Investors will have an adverse effect on the price, timing or distribution of the Common Units. No Existing Investor may exercise its right to participate in a Piggyback Registration with respect to sales to be made from an effective shelf registration on which such Existing Investors' Registrable Securities are not registered for resale, except that if Copano Energy's Board of Directors determines that it is in the best interest of Copano Energy, then Copano Energy may use the net proceeds from any Underwritten Offering to repurchase some or all Registrable Securities from any of the Original Investors. Subject to the provisions in this Section 6.04(a) and Section 6.04(b), Copano Energy shall include in such Underwritten Offering all such Registrable Securities ("Included Registrable Securities") with respect to which Copano Energy has received requests within (i) one business day in the event of the filing of a prospectus supplement and (ii) five business days with respect to the use of a preliminary prospectus supplement after Copano Energy's notice has been delivered in accordance with Section 6.04. If no request for inclusion from an Existing Investor is received within the specified time, such Existing Investor shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Copano Energy shall determine for any reason not to undertake or to delay such Underwritten Offering, Copano Energy may, at its election, give written notice of such determination to the selling Existing Investors and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.

          (b)   Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises Copano Energy that the total amount of Common Units which the selling Existing Investors and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include all of the Common Units that Copano Energy intends to include in such Underwritten Offering, plus the number of Registrable Securities that such Managing Underwriter or Underwriters advises Copano Energy can be sold without having such adverse effect, with such number to be allocated pro rata among the selling Existing Investors who have requested participation in the Piggyback Registration (based, for each such selling Existing Investor, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such selling Existing Investor in such offering; by (B) the aggregate number of Common Units proposed to be sold by the selling Existing Investors and any other Persons participating in the Piggyback Registration to be included in such offering). Notwithstanding the foregoing, if the registration statement was filed to meet the requirements of Section 6.03(a), then the Registration Rights Group that requested such registration shall have priority over Copano Energy and any other selling Existing Investors in determining the number of Common Units that may be included in such Underwritten Offering.

        Section 6.05. Underwritten Offerings.

          (a)   Shelf Registration. If an Existing Investor elects to dispose of Registrable Securities in an Underwritten Offering, Copano Energy shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6.10, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registered Securities.

          (b)   General Procedures. In connection with any Underwritten Offering pursuant to a Shelf Registration Statement filed at the request of a Registration Rights Group pursuant to Section 6.03 hereof, such Registration Rights Group, with the consent of Copano Energy, shall be entitled to select the Managing Underwriter or Underwriters. The consent of Copano Energy to the selection of the Managing Underwriter or Underwriters shall not be unreasonably withheld. In all other cases, Copano Energy shall select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering pursuant to Sections 6.03 or 6.04 hereof, each Existing Investor and Copano Energy shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Existing Investor may participate in such Underwritten Offering unless such Existing Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Existing Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Copano Energy to and for the benefit of such underwriters also be made to and for such Existing Investor's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. If any Existing Investor disapproves of the terms of an underwriting, such Existing Investor may elect to withdraw therefrom by notice to Copano Energy and the Managing Underwriter; provided, however, that such withdrawal must be made on or before the pricing of any such Underwritten Offering. No such withdrawal or abandonment shall affect Copano Energy's obligation to pay Registration Expenses.

        Section 6.06. Registration Procedures. In connection with its obligations contained in Sections 6.03 and 6.04 hereof, Copano Energy will, as expeditiously as possible:

          (a)   prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

          (b)   furnish to each Existing Investor (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Existing Investor the opportunity to object to any information pertaining to such Existing Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Existing Investor with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

          (c)   if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Existing Investors or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Copano Energy will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (d)   promptly notify each Existing Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

          (e)   immediately notify each Existing Investor and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Copano Energy of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Copano Energy agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

          (f)    furnish to each Existing Investor copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

          (g)   in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Copano Energy, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Copano Energy's financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the "cold comfort" letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

          (h)   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Existing Investors, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (i)    make available to the appropriate representatives of the Managing Underwriter and Existing Investors access to such information and Copano Energy personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Copano Energy need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Copano Energy;

          (j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Copano Energy are then listed;

          (k)   use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Copano Energy to enable the Existing Investors to consummate the disposition of such Registrable Securities;

          (l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (m)  enter into customary agreements and take such other actions as are reasonably requested by the Existing Investors or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

        Each Existing Investor, upon receipt of notice from Copano Energy of the happening of any event of the kind described in subsection (e) of this Section 6.06, shall forthwith discontinue disposition of the Registrable Securities until such Existing Investor's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 6.06 or until it is advised in writing by Copano Energy that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Copano Energy, such Existing Investor will, or will request the Managing Underwriter or Underwriters, if any, to deliver to Copano Energy (at Copano Energy's expense) all copies in their possession or control, other than permanent file copies then in such Existing Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        Section 6.07. Cooperation by Existing Investors. Copano Energy shall have no obligation to include in the Shelf Registration Statement or in a Piggyback Registration units of an Existing Investor who has failed to timely furnish such information which, in the opinion of counsel to Copano Energy, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

        Section 6.08. Restrictions on Public Sale by Existing Investors of Registrable Securities. Each Existing Investor that is a holder of Registrable Securities that are included in a registration statement agrees not to effect any public sale or distribution of the Registrable Securities, other than in an Underwritten Offering, during the 90 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of Copano Energy on whom a restriction is imposed.

        Section 6.09. Expenses. Copano Energy will pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 6.02(a) of this Agreement, and Copano Energy will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement or Piggyback Registration. Each Existing Investor shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. "Registration Expenses" means all expenses incident to Copano Energy's performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration or a Piggyback Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and Nasdaq National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for Copano Energy, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Except as otherwise provided in Section 6.10 hereof, Copano Energy shall not be responsible for legal fees incurred by Existing Investors in connection with the exercise of such Existing Investors' rights hereunder. Copano Energy shall not be responsible for any "Selling Expenses," which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

        Section 6.10. Indemnification.

          (a)   By Copano Energy. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Copano Energy will indemnify and hold harmless each Existing Investor thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Existing Investor or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees and expenses) (collectively, "Losses"), joint or several, to which such Existing Investor or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Existing Investor, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Copano Energy will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Existing Investor, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Existing Investor or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Existing Investor.

          (b)   By Each Existing Investor. Each Existing Investor agrees severally and not jointly to indemnify and hold harmless Copano Energy, its directors and officers, each Person, if any, who controls Copano Energy within the meaning of the Securities Act or of the Exchange Act, and each other Existing Investor, its directors, officers, and controlling Persons within the meaning of the Securities Act or of the Exchange Act, to the same extent as the foregoing indemnity from Copano Energy to the selling Existing Investors, but only with respect to information regarding such Existing Investor furnished in writing by or on behalf of such Existing Investor expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Existing Investor shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Existing Investor from the sale of the Registrable Securities giving rise to such indemnification.

          (c)   Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 6.10. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

          (d)   Contribution. If the indemnification provided for in this Section 6.10 is held by a court or government agency of competent jurisdiction to be unavailable to Copano Energy or any Existing Investor or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Copano Energy on the one hand and such Existing Investor on the other, in such proportion as is appropriate to reflect the relative fault of Copano Energy on the one hand and of such Existing Investor on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Existing Investor be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Existing Investor from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Copano Energy on the one hand and each Existing Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e)   Other Indemnification. The provisions of this Section 6.10 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

        Section 6.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Copano Energy agrees to use its commercially reasonable efforts to:

          (a)   Make and keep public information regarding Copano Energy available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

          (b)   File with the Commission in a timely manner all reports and other documents required of Copano Energy under the Securities Act and the Exchange Act at all times from and after the date hereof; and

          (c)   So long as an Existing Investor owns any Registrable Securities, furnish to such Existing Investor forthwith upon request a copy of the most recent annual or quarterly report of Copano Energy, and such other reports and documents so filed as such Existing Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Existing Investor to sell any such securities without registration.

        Section 6.12. Transfer or Assignment of Registration Rights. The rights to cause Copano Energy to register Registrable Securities granted to the Existing Investors by Copano Energy pursuant to Section 6.03 may be transferred or assigned by the Existing Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) each such transferee or assignee holds Registrable Securities representing at least 50% (after giving effect to such transfer) of the Registrable Securities held by the Registration Rights Group transferor at the Closing, (b) Copano Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of the Existing Investors under this Agreement. The rights granted to the Existing

Investors by Copano Energy pursuant to Section 6.04 with respect to Registrable Securities may be transferred or assigned by the Existing Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) Copano Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Existing Investors under this Agreement. In no event shall Copano Energy be required to file a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s) unless such transferring Existing Investor notifies Copano Energy in writing that it will pay all of the additional Registration Expenses incurred by Copano Energy in connection with filing a post-effective amendment to a Shelf Registration Statement or a new Shelf Registration Statement for the benefit of such transferee(s) or assignee(s); provided, however, that Copano Energy shall be entitled to delay any such filing as provided in Section 6.03(b) hereof.

ARTICLE VII.
MISCELLANEOUS

        Section 7.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

    (a)
    if to the CSFB Entities, at

    CSFB/Global Energy Partners
    1100 Louisiana, Suite 4600
    Houston, TX 77002
    Attention: Mr. Robert L. Cabes, Jr.

    With a copy to:
    DLJ Merchant Banking III, Inc.
    Eleven Madison Avenue
    New York, NY 10010
    Attention: Mr. Ben Silbert

    (b)
    if to the EnCap Entities, at

    EnCap Investments, L.L.C.
    1100 Louisiana, Suite 3150
    Houston, TX 77002
    Attention: Mr. Wynne M. Snoots, Jr.

    (c)
    if to Copano Partners, at

    1105 North Market Street, Suite 940
    Wilmington, Delaware 19801
    Attention: Ms. Susan Dubb

    (d)
    if to Mr. Northcutt, at

    1902 Rycroft Drive
    Spring, Texas 77386

    (e)
    if to Mr. Assiff, at

      2707 Pittsburgh
      Houston, Texas 77005

    (f)
    if to Copano Energy, at

    2727 Allen Parkway, Suite 1200
    Houston, Texas 77019
    Attention: Mr. John R. Eckel, Jr.
    Chairman of the Board and Chief Executive Officer

          (g)   if to a transferee of any Existing Investor, to such transferee at the address provided pursuant to Section 6.12 above.

        All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

        Section 7.02. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent transferees of Registrable Securities to the extent permitted by Section 6.12 hereof.

        Section 7.03. Limitation of Rights. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Existing Investors and the Existing Investors do not intend for any portion of this Agreement to confer rights upon any Person other than the Existing Investors.

        Section 7.04. Assignment of Rights. Except as provided in Sections 3.04, 4.06 and 6.12 of this Agreement, none of the rights and obligations of the Existing Investors under this Agreement may be transferred or assigned by any Existing Investor.

        Section 7.05. Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Copano Energy or any successor or assign of Copano Energy (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

        Section 7.06. Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

        Section 7.07. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        Section 7.08. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        Section 7.09. Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

        Section 7.10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

        Section 7.11. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 7.12. Amendment. This Agreement may be amended only by means of a written amendment signed by all parties to this Agreement.

        Section 7.13. No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

        Section 7.14. Payment of Expenses. Copano Energy shall pay or reimburse the Existing Investors, to the extent such costs have been incurred, for all reasonable third-party out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by them in connection with (i) negotiations leading to the execution of this Agreement, (ii) the review of the Registration Statement and all amendments thereto and (iii) the amendment and restatement of the CEH LLC Agreement simultaneous with the Closing. Nothing set forth herein shall obligate Copano Energy to reimburse any Existing Investor with respect to any other costs or expenses incurred with respect to its investment in Copano Energy or the Offering.

ARTICLE VIII.
DEFINITIONS

        "Additional G&A Cap" has the meaning specified in Section 4.02(b) of this Agreement.

        "Agreement" has the meaning specified in the Preamble of this Agreement.

        "Allocated Percentage" has the meaning specified in Section 4.03 of this Agreement.

        "Board of Directors" means the board of directors of Copano Energy.

        "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

        "Cap Period" has the meaning specified in Section 4.02(a) of this Agreement.

        "CEH LLC Agreement" has the meaning specified in the Recitals of this Agreement.

        "Closing" has the meaning specified in the Recitals of this Agreement.

        "Code" has the meaning specified in the Recitals of this Agreement.

        "Commission" has the meaning specified in the Recitals of this Agreement.

        "Common Special Units" means common special units of Copano Energy prior to being exchanged for equity securities of Copano Energy in connection with the Offering.

        "Common Units" means the common units of Copano Energy that are publicly traded on the Nasdaq National Market.

        "Copano Energy" has the meaning specified in the Recitals of this Agreement.

        "Copano Partners" has the meaning specified in the Preamble of this Agreement.

        "CSFB Entities" has the meaning specified in the Preamble of this Agreement.

        "Current Interests" has the meaning specified in Section 3.01 of this Agreement.

        "Designated Directors" has the meaning specified in Section 5.02 of this Agreement.

        "DLJMB Permitted Transferee" has the meaning specified in Section 9.2(b) of the CEH LLC Agreement.

        "D&O Policy" has the meaning specified in Section 5.06 of this Agreement.

        "EBITDA" means earnings before interest expense, taxes, depreciation and amortization.

        "Effectiveness Period" has the meaning specified in Section 6.03(a) of this Agreement.

        "EnCap Entities" has the meaning specified in the Preamble of this Agreement.

        "EnCap Permitted Transferee" has the meaning specified in Section 9.2(b) of the CEH LLC Agreement.

        "Excess G&A Obligation" has the meaning specified in Section 4.02(a) of this Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exercise Price" means the exercise price of the Warrants.

        "Existing Common Units" means common units of Copano Energy prior to being exchanged for equity securities of Copano Energy in connection with the Offering.

        "Existing Investors" has the meaning specified in the Preamble of this Agreement.

        "Face Value" means $100 per Preferred Unit.

        "First Allocation" has the meaning specified in Section 3.03(a) of this Agreement.

        "G&A" has the meaning specified in Section 4.02(a) of this Agreement.

        "G&A Budget" has the meaning specified in Section 4.05 of this Agreement.

        "G&A Cap" has the meaning specified in Section 4.02(a) of this Agreement.

        "Grossed-Up Residual Equity Value" means (i) the Residual Equity Value plus (ii) the Exercise Price multiplied by the Warrant Shares (See "Annex B, "Grossed-up Residual Equity Value").

        "Included Registrable Securities" has the meaning specified in Section 6.04(a) of this Agreement.

        "Independent Directors" has the meaning specified in Section 5.04 of this Agreement.

        "Junior Special Units" means junior special units of Copano Energy prior to being exchanged for equity securities of Copano Energy in connection with the Offering.

        "Junior Units" means junior units of Copano Energy prior to being exchanged for equity securities of Copano Energy in connection with the Offering.

        "Liquidating Event Payment" has the meaning specified in Section 3.04(c) of this Agreement.

        "Losses" has the meaning specified in Section 6.10(a) of this Agreement.

        "Managing Underwriter" means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

        "Market Price" means the public offering price per unit of Common Units sold in the Offering.

        "Offering" has the meaning specified in the Recitals of this Agreement.

        "Original Investors" has the meaning specified in Section 6.01 of this Agreement.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Piggyback Registration" has the meaning specified in Section 6.04(a) of this Agreement.

        "Preferred Unitholders" has the meaning specified in Section 2.01 of this Agreement.

        "Preferred Units" means preferred units of Copano Energy prior to being redeemed in connection with the Offering.

        "Redemption Payment" has the meaning specified in Section 2.01 of this Agreement.

        "Registrable Security" means the Common and Subordinated Units until such time as such securities cease to be Registrable Securities pursuant to Section 6.02 of this Agreement.

        "Registration Expenses" has the meaning specified in Section 6.09 of this Agreement.

        "Registration Rights Group" has the meaning specified in Section 6.01 of this Agreement.

        "Registration Statement" has the meaning specified in the Recitals of this Agreement.

        "Remaining Grossed-Up Residual Equity Value" has the meaning specified in Section 3.03(b) of this Agreement.

        "Residual Equity" has the meaning specified in Section 3.02 of this Agreement.

        "Residual Equity Value" means the number of Common Units and Subordinated Units comprising the Residual Equity (as reflected in the final prospectus included in the Registration Statement) multiplied by the Market Price.

        "Residual Value Allocations" has the meaning specified in Section 3.03 of this Agreement.

        "Restated LLC Agreement" means the amended and restated limited liability company agreement of Copano Energy to be adopted by the Existing Investors concurrent with the Closing.

        "Second Allocation" has the meaning specified in Section 3.03(b) of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securities Claim" has the meaning specified in Section 5.06 of this Agreement.

        "Selling Expenses" has the meaning specified in Section 6.09 of this Agreement.

        "Shelf Registration" has the meaning specified in Section 6.03(a) of this Agreement.

        "Shelf Registration Statement" has the meaning specified in Section 6.03(a) of this Agreement.

        "Special Capital Account" has the meaning specified in Section 7.4(d) of the CEH LLC Agreement.

        "Special Unitholder Reduction Amount" has the meaning specified in Section 3.03(d) of this Agreement.

        "Special Units" means Common Special Units and Junior Special Units.

        "Subordinated Units" mean the subordinated units of Copano Energy to be issued to the Existing Investors at the Closing.

        "Third Allocation" has the meaning specified in Section 3.03(c) of this Agreement.

        "Total G&A Cap" has the meaning specified in Section 4.02(b) of this Agreement.

        "Transfer" means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

        "Underwritten Offering" means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.

        "Warrant Certificate" means a certificate representing the right to acquire common units of Copano Energy.

        "Warrant Shares" means the number of common units of Copano Energy issuable pursuant to the exercise of the Warrants.

        "Warrants" means warrants to acquire common units of Copano Energy in accordance with the terms of the Warrant Certificate.

COPANO ENERGY HOLDINGS, L.L.C.
	By:	/s/ JOHN R. ECKEL, JR. Name: John R. Eckel, Jr. Title: Chairman of the Board of Managers and Chief Executive Officer
COPANO PARTNERS, L.P.
By:	COPANO MANAGEMENT PARTNERS, L.L.C., its Managing General Partner
	By:	/s/ JOHN R. ECKEL, JR. Name: John R. Eckel, Jr. Title: President
/s/ R. BRUCE NORTHCUTT R. Bruce Northcutt
/s/ MATTHEW J. ASSIFF Matthew J. Assiff
ENCAP ENERGY CAPITAL FUND III, L.P.
By:	ENCAP INVESTMENTS L.L.C., General Partner
By:	ENCAP INVESTMENTS L.P., Manager of EnCap Investments, L.L.C.
By:	ENCAP INVESTMENTS GP, L.L.C., General Partner of EnCap Investments L.P.
By:	/s/ WYNNE M. SNOOTS, JR. Name: Wynne M. Snoots, Jr. Title: Managing Director

ENCAP ENERGY ACQUISITION III-B, INC.
By:	/s/ WYNNE M. SNOOTS, JR. Name: Wynne M. Snoots, Jr. Title: Vice President
BOCP ENERGY PARTNERS, L.P.
By:	ENCAP INVESTMENTS L.L.C., Manager
By:	ENCAP INVESTMENTS L.P., Manager of EnCap Investments, L.L.C.
By:	ENCAP INVESTMENTS GP, L.L.C., General Partner of EnCap Investments L.P.
By:	/s/ WYNNE M. SNOOTS, JR. Name: Wynne M. Snoots, Jr. Title: Managing Director
CEH HOLDCO, INC.
By:	/s/ ROBERT L. CABES, JR. Name: Robert L. Cabes, Jr. Title: Director
CEH HOLDCO II, INC.
By:	/s/ ROBERT L. CABES, JR. Name: Robert L. Cabes, Jr. Title: Director

DLJ MERCHANT BANKING PARTNERS III, L.P.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director
DLJ OFFSHORE PARTNERS III, C.V.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director
DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director

DLJ MERCHANT BANKING PARTNERS III, INC., as Advisory General Counsel on behalf DLJ Offshore Partners III-1, C.V., and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director

DLJ MERCHANT BANKING III, INC.,
as Advisory General Counsel on behalf of DLJ Offshore Partners III-2, C.V., and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director
DLJ MB PARTNERS III GMBH & CO. KG
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director

MILLENNIUM PARTNERS II, L.P.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director
MBP III PLAN INVESTORS, L.P.
By:
	By:	/s/ ROBERT L. CABES, JR.
		Name:	Robert L. Cabes, Jr.
		Title:	Director

Annex A Copano Energy Holdings, L.L.C. Unit Ownership		As of July 30, 2004
		Redeemable Preferred Units	Common Equivalent Units*		Fully Diluted Ownership*
CEH Holdco, Inc.	29.8%	110,139.206	—
CEH Holdco II, Inc.	70.2%	259,711.949	—
DLJ Merchant Banking Partners III, L.P.			1,316,643		23.47%
DLJ Offshore Partners III, C.V.			61,831		1.10%
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.			10,079		..18%
DLJ Merchant Banking III, Inc. as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.			24,008		..43%
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.			17,102		..30%
DLJ MB Partners III GmbH & Co. KG			11,346		..20%
Millennium Partners II, L.P.			2,253		..04%
MBP III Plan Investors, L.P.			431,738		7.69%
Total CSFB Entities	100.0%	369,851.155	1,875,000 (Warrants	)	33.41%
EnCap Energy Capital Fund III, L.P.	50.0%	184,837.610	937,037		16.70%
EnCap Energy Acquisition III — B, Inc.	37.8%	139,792.732	708,683		12.63%
BOCP Energy Partners, L.P.	12.2%	45,220.813	229,280		4.08%
Total EnCap Entities	100.0%	369,851.155	1,875,000 (Warrants	)	33.41%
Copano Partners, L.P. — Common Units		—	1,030,000		18.36%
Copano Partners, L.P. — Junior Units		—	620,000		11.05%
Total Copano Partners, L.P. Units			1,650,000		29.41%
R. Bruce Northcutt — Common Special Units			100,000		1.78%
R. Bruce Northcutt — Junior Special Units			40,000.71%
Total R. Bruce Northcutt Special Units			140,000		2.49%
Matthew J. Assiff — Common Special Units			54,000		..96%
Matthew J. Assiff — Junior Special Units			18,000.32%
Total Matthew J. Assiff Special Units			72,000		1.28%
Total			5,612,000		100%

* Includes Common Units, Junior Units, Common Special Units, Junior Special Units and Warrants

ANNEX B

Allocation of Units of Copano Energy, L.L.C. to Existing Investors

	Gross Residual Equity Value
	Non-public units	Market Price
Residual Equity Value	4,598.4	$20.00	$91,968
Warrant Exercise Value			$60,000

Grossed-up Residual Equity Value for Allocation			$151,968

First Allocation

	CEH Units	Special Capital Account Balance	First Allocation
Common Special Units	154	$33.3	$33.3
Junior Special Units	58	6.7	6.7

		$40.0	$40.0
Gross Residual Equity Value			$151,968
First Allocation			$(40)

Remaining Grossed-up Residual Equity Value			$151,928

Second Allocation

	CEH Units	Allocation per Unit	Second Allocation
Existing Common Units	1,030	$20.00	$20,600
Warrants	3,750	$20.00	75,000
Junior Units	—		—
Common Special Units	154	$20.00	3,080
Junior Special Units	—		—

	4,934		$98,680
Grossed-up Residual Equity Value less First Allocation	$151,928
Second Allocation	(98,680)

Remaining Grossed-up Residual Equity Value	$53,248

Third Allocation

	CEH Units	Third Allocation
Existing Common Units	1,030	$9,773
Warrants	3,750	35,581
Junior Units	620	5,883
Common Special Units	154	1,461
Junior Special Units	58	550

	5,612	$53,248

Special Unitholder Reduction and Reallocation

	CEH Units	Special Unitholder Reduction	Reallocation
Existing Common Units	1,030		$452
Warrants	3,750		1,646
Junior Units	620		272
Common Special Units	154	$(2,464)	68
Junior Special Units	58		25

	5,612		$2,464

Preliminary Allocation of Units

	Distributions*	Reduction for Exercise Price	Residual Value Allocations	Units	Common Units ** 30.4%	Subordinated Units ** 69.6%
Existing Common Units	$30,825	$—	$30,825	1,541.3	468.9	1,072.4
Warrants	112,227	(60,000)	52,227	2,611.4	794.4	1,816.9
Junior Units	6,155		6,155	307.7	93.6	214.1
Common Special Units	2,178		2,178	108.9	33.1	75.8
Junior Special Units	582		582	29.1	8.9	20.3

	$151,968	$(60,000)	$91,968	4,598.4	1,398.9	3,199.5

Liquidating Event Payment

	Value	Unit Price	Units
Unit Adjustment	$1,000	$20.00	50
	Common Units ** 30.4%	Subordinated Units 69.6%	Total
Existing Common Units	(15.2)	(34.8)	(50)
Warrants	15.2	34.8	50

Final Allocation of Common Units and Subordinated Units

	Units	Common Units ** 30.4%	Subordinated Units 69.6%
Existing Common Units	1,491.3	453.7	1,037.6
Warrants	2,661.4	809.6	1,851.7
Junior Units	307.7	93.6	214.1
Common Special Units	108.9	33.1	75.8
Junior Special Units	29.1	8.9	20.3

Total Existing Investors Units	4,598.4	1,398.9	3,199.5
*
For each class of unitholder, the sum of the First Allocation, Second Allocation, Third Allocation, Special Unitholder Reduction and the Reallocation, as applicable

**
Assumes Public equity of 5 million common units and total outstanding common units to subordinated units post-IPO in the ratio of 2 common units for every 1 subordinated unit.

QuickLinks

  Exhibit 10.6
STAKEHOLDERS' AGREEMENT
R E C I T A L S
A G R E E M E N T
ARTICLE I. CONDITIONS TO EFFECTIVENESS
ARTICLE II. REDEMPTION OF PREFERRED UNITS
ARTICLE III. RESIDUAL EQUITY
ARTICLE IV. GENERAL AND ADMINISTRATIVE SERVICES
ARTICLE V. CORPORATE GOVERNANCE
ARTICLE VI. REGISTRATION RIGHTS
ARTICLE VII. MISCELLANEOUS
ARTICLE VIII. DEFINITIONS